RESTATED AND AMENDED
             THIRD PARTY ADMINISTRATION AND TRANSFER AGENT AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT ("Agreement") by and between Andesa TPA, Inc. (hereafter called "Administrator"), a Pennsylvania corporation, and Aetna Life Insurance and Annuity Company (hereinafter called "Carrier"), a Connecticut corporation is effective as of January 1, 1994 ("Effective Date").

WHEREAS, Carrier intends to issue certain life insurance policies and related riders on the forms set forth in the attached Schedule A (hereinafter called "Policy") through producers (hereinafter called "Producer") to employers (hereinafter called "Employer") or, in certain instances, to other entities such as designated employees of an Employer; and

WHEREAS, both Administrator and Carrier desire that Administrator provide Carrier, Producer and Employer with certain transfer agent and administrative services in conjunction with each issued Policy; and

WHEREAS, Carrier wishes to ensure continuity of administrative services in the event Administrator is unable to provide such services;

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.     DEVELOPMENT SERVICES PROVIDED BY ADMINISTRATOR

       a. In preparation for the performance of the ongoing services outlined in Section 2 below, Administrator will perform certain software modification, testing and other tasks from time to time (collectively, the "Development Tasks") per Schedule B.

       b. Whenever Carrier desires Administrator to perform additional Development Tasks for a new product or service, Administrator will prepare a schedule ("New Schedule") which includes a detailed description of the new Development Tasks, the fees for the new Development Tasks, the dates and sites for performance of the new Development Tasks, a signature block for both parties to sign, and the statement: "The parties agree that this schedule is governed by the terms and conditions of the Third Party Administration and Transfer Agent Agreement, as restated and amended, between the parties, which shall apply to this schedule as if said terms and conditions were fully set forth herein." Each New Schedule, when signed by both parties, shall become part of this Agreement,

       c. When Carrier desires Administrator to modify Development Tasks, listed on Schedule B or any "New Schedule", Carrier will prepare a Change Control Request ("CCR") with a control number followed by an "M" indication that it is a modification request. The CCR will contain a complete specification of the development task to include algorithms, report formats, and examples as appropriate. Administrator will return the CCR annotated with a time and cost estimate. If the estimate is acceptable, the Carrier and Administrator will agree on a mutually acceptable time table for implementation of the modification and add the implementation target date to the CCR. Both parties will sign the CCR with the following statement; "The parties agree that this CCR is governed by the terms and conditions of the current Third Party Administration and Transfer Agent Agreement between the parties which shall apply to this CCR as if said terms and conditions were fully set forth herein."

       d. Administrator and Carrier understand and agree that time is of the essence in meeting the target dates set forth in Schedule B and any New Schedule, and any, CCR, and will provide each other with periodic updates.

2.     ONGOING SERVICES PROVIDED BY ADMINISTRATOR

       On the basis of employee data provided by Employer and policy data provided by Carrier, and subject to all other terms and conditions of this Agreement, Administrator shall provide the following ongoing services for as long as this Agreement is in force:

       a.     Insurance Coverage Documents

              Administrator, on behalf of Carrier and upon its instruction, shall prepare a full, complete and correct Policy (including without limit, insertion of a copy of the application received from Carrier) for each person insured by an Employer, and transmit each such Policy to the Producer designated by the Carrier for delivery of the Policy to the Employer, unless otherwise instructed by the Carrier. Administrator shall have no authority to accept applications, underwrite, approve or effect insurance on behalf of Carrier unless otherwise agreed to in writing by Carrier.

       b.     Computation of Policy Values

              Administrator shall record Policy transactions on a daily basis, including the calculation of Policy values on variable universal life insurance products shown on Schedule A ("VUL") where underlying separate account units are purchased, sold, transferred or surrendered, as set forth in Schedule C. On a monthly basis for each person insured, coincident with the monthly anniversary of a Policy, Administrator shall compute the Policy values set forth in the attached Schedule C. Administrator shall also compute information for determining underlying unit value of VUL on a daily basis, as set forth in Schedule C.

       c.     Record Maintenance

              Administrator shall maintain and keep current records in connection with each Policy with respect to: (i) the insured; (ii) the owner ("Policy Owner"); (iii) any assignee; (iv) the beneficiary and any contingent beneficiary; (v) any premium payor, if other than the Policy Owner; and (vi) the premiums received and the benefits payable by Carrier under such Policy. In further thereto, Administrator shall maintain the records as set forth in the attached Schedule G and provide access for Carrier, its auditors and regulators to inspect such records upon the request of Carrier. Administrator shall at all times maintain off-site, back-up copies of such records at a mutually agreeable location.

              Administrator understands and agrees that certain records for VUL will be maintained by Administrator as a transfer agent ("Transfer Agent") under the Securities Exchange Act of 1934, as amended, and the rules thereunder, including but not limited Rule 17A-10(e).

              Administrator also agrees that all records prepared or maintained by Administrator relating to VUL are the property of Carrier and its applicable separate account(s). In furtherance thereto, Administrator shall prepare, maintain and surrender such records to Carrier on and in accordance with its request.

       d.     Reporting

              Administrator shall provide: (i) Carrier with the reports and data as set forth in the attached Schedule D in machine readable format acceptable to Carrier ("Interfaces"); (ii) the reports as set forth in the attached Schedule E to certain Producers as may be designated from time to time by Carrier (hereinafter called "Servicing Agents") and (iii) Employer with reports as set forth in the attached Schedule F. In the event an Employer is not the Policy Owner, Carrier shall designate to whom the reports set forth in Schedule F shall be provided.

              Administrator shall maintain capability: (i) to provide tax-reporting support to Carrier with respect to payments under the Policies; and (ii) to accelerate processing schedules at the request of Carrier.

       e.     Training Services

              Administrator shall provide training at Administrator's office for personnel of Carrier in the operation of Administrator's data processing system on a schedule to be determined by Carrier and Administrator. Up to three (3) days of training will be made available by the Administrator each calendar year without charge to Carrier.


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

       f.     Additional Policy Forms

              Administrator shall maintain the computer code to provide for ongoing services with respect to additional policy forms as may be developed from time to time by Carrier; and Administrator will provide ongoing services with respect to such additional policy forms upon terms and conditions as may be mutually agreeable.

       g.     Referral of Inquires

              Administrator shall promptly refer all inquiries to Carrier with respect to the purchase of a Policy, or other requests for information as may be specified from time to time by Carrier. Administrator shall respond to inquiries (e.g., policy values, billing inquiries) as may be permitted by Carrier. For VUL, responses shall be limited to those that a Transfer Agent is authorized to answer.

       h.     Agency Matters

              In performing the Ongoing Services described in this section 2, Administrator shall take all steps reasonably necessary to assure Carrier that Administrator has no connection or appearance of connection with any insurance agency or insurance broker. In furtherance of this obligation, and not by way of litigation, Administrator agrees that it shall comply with the prohibited and restricted arrangements described in Schedule G-1.

3.     STANDARDS OF PERFORMANCE

       All services provided by Administrator shall be performed with a high degree of professional care. In furtherance thereto, Standards of Performance for specific services shall be performed in accordance with standards set forth in Schedule H, or as otherwise mutually agreed upon in writing.

4.     TERM OF AGREEMENT

       This Agreement shall continue from the Effective Date until terminated pursuant to the provisions of Section 10 or 11.

5.     WARRANTIES/INDEMNIFICATION

       Administrator represents and warrants that the services performed and/or materials produced will not violate any proprietary rights of any third party, including, but without limitation, confidential relationships, patent, trademark and copyright rights. Administrator hereby separately agrees to indemnify and hold Carrier harmless from any loss, claim, damage, cost or expense of any kind, including reasonable attorney's fees to which Carrier may be subjected by virtue of the foregoing warranty.

       Administrator represents and warrants that it has registered and shall maintain its registration as a transfer agent under applicable law; that it is empowered under applicable laws and by its charter and bylaws to enter and perform this Agreement; and that it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

       Administrator warrants and represents that: (a) during the first twelve months from the Effective Date, it shall maintain an errors and omissions policy in an amount of $1,000,000 to compensate Carrier in the event of any loss arising from Andesa's actions in connection with the Policies; and (b) during and after the twelve months from the Effective Date, Andesa shall maintain, in accordance with reasonable commercial standards, an errors and omissions policy in amounts sufficient to compensate Carrier in the event of any loss arising from Andesa's actions in connection with the Policies and sufficient criminal theft-assurance. The Administrator shall, upon request from the Carrier, provide satisfactory evidence of any such insurance coverage.

       Andesa represents and warrants that all non-Andesa owned software and hardware in use at Andesa's installation in furnishing the third party administration services hereunder has been procured by Andesa under valid licenses or purchases from the owners thereof, and that Andesa is not now, nor will be during the term of this Agreement, in default under any such license. Andesa will not utilize any software or hardware during the term of this Agreement which may cause Carrier to be charged with infringement upon or any violation of the rights of any owner thereof. Andesa will indemnify and hold Carrier harmless from and against any loss, cost, liability, or expense (including reasonable counsel fees) which Carrier may incur by reason of any breach or claimed breach of the foregoing representations and warranties.

       Administrator warrants that it has the absolute right to grant Carrier a license for use of data processing programs.

       Administrator warrants that it shall perform its obligations hereunder in accordance with the Standards of Performance described in Section 3. In the event errors are attributable to Administrator, Carrier shall notify Administrator of any errors within a reasonable amount of time after Carrier learns of such errors and shall accompany notification with sufficient documentation for Administrator to correct such errors. Administrator will correct such errors within thirty (30) days.

       Except as expressly set forth in this Agreement, neither party makes any representations or warranties, express or implied, to each other including without limitation the warranties or merchantability or fitness for a particular purpose.

       Neither party shall be liable for any indirect, incidental, special, consequential or punitive damages, regardless of whether such party has been advised of the possibility of such damages.

       The provisions of this Section shall survive the termination of this Agreement for any reason whatsoever.

6.     CONFIDENTIALITY

       Administrator will take all reasonable actions to maintain the confidentiality of all Carrier and Employer data used in the performance of this Agreement. Administrator will not disclose these data or the contents of any record maintained pursuant to this Agreement to any party other than Carrier, Employer or Servicing Agents, without the express written consent of Carrier.

       Neither Administrator nor Carrier shall copy, reproduce or disclose any confidential information it receives from the other. For the purpose of this Agreement, confidential information includes all information which is considered proprietary to Administrator, Carrier, or any of Carrier's affiliated companies, including but not limited to, information or materials related to the business affairs or procedures of Administrator, Carrier, or Carrier's affiliated companies, or the design, programs, flow charts and documentation of Administrator's or Carrier's data processing applications system and software.

       Should Administrator and Carrier disclose confidential information to each other, or should Administrator or Carrier learn of confidential information, neither shall, at any time during or after the term of this Agreement, disclose such information to any other individual, company or other entity or agency, nor use such confidential information for any purpose other than in performance of this Agreement.

       The following information shall not be deemed confidential information. Administrator and Carrier shall have no obligation with respect to any such information which:

       a. is or falls into the public domain through no wrongful act of Administrator or Carrier; or

       b. is rightfully received from a third party without restriction and without breach of this Agreement; or

       c. is approved for release by written authorization of any officer of Administrator and Carrier, or

       d. is disclosed pursuant to the requirements of a governmental agency or operation of law; or

       e. is already in possession of the Administrator or Carrier as evidenced by their records and is not the subject of a separate non-disclosure or confidentiality agreement with either of them.

7.     COMPENSATION TO ADMINISTRATOR FROM CARRIER

       For the services of Administrator described in Section 1, Carrier shall pay Administrator the service fee as provided for in Schedule I.

       For the services of Administrator described in Section 2, Carrier shall pay Administrator the administrative fee as provided for in Schedule J.

8.     OWNERSHIP OF RECORDS

       It is specifically agreed that all records developed and maintained pursuant to Section 2 are the property of Carrier. Upon termination of Administrator's services pursuant to this Agreement for any reason, Administrator shall transfer such records to Carrier within ten (10) business days following the date of termination. Administrator is hereby granted the right to maintain copies of records as may be required under applicable law for a period not to exceed the applicable statute(s) of limitations to document the services performed prior to termination.

9.     SUSPENSION OF ADMINISTRATOR'S SERVICES

       Administrator's Services as described in Section 2 shall be suspended with respect to all Employers upon failure of Carrier to make the compensation payments to Administrator as specified in Section 7 within thirty (30) days of notification by Administrator that the payment is overdue by sixty (60) or more days. Suspension of services shall continue until such payment is made.


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

10.    PARTIAL TERMINATION OF ADMINISTRATOR'S SERVICES

       Administrator's Services as described in Section 2 shall terminate with respect to a specific Employer and each Policy issued to such Employer upon:

       a.     Cancellation of that Policy by Carrier or Employer, or

       b. Administrator's failure to substantially perform its duties under this Agreement, unless cured by Administrator within thirty (30) days of receipt of a written notice by Carrier which specifies that nature of the alleged failure to perform.

11.    COMPLETE TERMINATION OF ADMINISTRATOR'S SERVICES

       Administrator's Services as described in Section 2 shall terminate upon:

       a.     Election by Carrier.

       b. Election by Carrier, following: (i) bankruptcy, receivership or dissolution of Administrator; (ii) the assignment by Administrator of more than twenty-five (25) percent of its assets for the benefit of creditors; or (iii) Administrator's failure to follow Standards of Performance as specified in Section 3 and the uncorrected existence of any of these circumstances for more than thirty (30) days; provided, however, that Carrier may elect immediate termination at any time during the thirty day period specified in section 16, or thereafter, in the event Administrator fails to provide Ongoing Services in accordance with the Disaster Recovery Requirements specified in the first paragraph of the Disaster Recovery Requirements provision in Schedule M.

12.    LICENSED SOFTWARE

       The source computer code and associated documentation Administrator uses to provide the services specified in Section 2 is herein referred to as "Licensed Software."

13.    USE OF ADMINISTRATOR'S LICENSED SOFTWARE

       In the event of the termination of Administrator's services pursuant to
       Section 10.b or 11.b, Carrier may elect to use Licensed Software to provide the services specified in Section 2. In the event of such election:

       a.     Grant of Perpetual License

              Administrator grants Carrier a perpetual license for the use of the Licensed software and authorizes Carrier's use of the license only for the purpose of providing the services specified in
              Section 2. Administrator retains the right to utilize any ideas,


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

              concepts, know-how, or techniques contained in the materials or information furnished by Administrator pursuant to this Agreement. Administrator retains any and all rights it may have under U.S. Patent Laws, U.S. Statutory Copyright Laws, or other applicable laws.

       b.     Confidentiality of Licensed Software

              Carrier shall exercise due diligence, at least equal to that which it exercises for similar property owned by the Carrier, to keep the Licensed Software confidential. In the event Carrier contracts to utilize a third party to provide the administrative services specified in Section 2, Carrier shall inform such third party of this obligation. Carrier shall be responsible to Administrator for all damages resulting from Carrier's or such third party's failure to comply with this provision.

       c.     Consulting Services

              Administrator shall provide advice as to hardware and software configuration, software installation, and all other matters reasonably necessary to enable Carrier to perform the data processing services described in Section 2. The minimum hardware and software configurations currently required to perform the data processing services are set forth in the attached Schedule K.

d.     Training Services

       Administrator shall provide training for personnel of Carrier in the operation of Administrator's data processing system on a schedule and at a location to be determined by Carrier. Carrier shall reimburse Administrator for reasonable out-of-pocket expenses previously agreed to by Carrier and incurred at Carrier's request, including personnel time at Administrator's standard rates as identified in Schedule I, travel to and from Carrier's site, lodging, meals, telephone, and shipping, as may be necessary.

14.    CONTINUED USE

       Administrator warrants Carrier's right to continued, uninterrupted use of the services provided hereunder, subject to the terms hereof, if there is a successor in interest by merger, operation of law, assignment, purchase or otherwise. Andesa warrants that the terms and conditions of this Agreement shall remain intact unless Carrier and Administrator's successor mutually agree to modify or amend.


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

15.    ESCROW OF PROGRAMS

       Administrator agrees to keep on deposit a copy of the latest version of the compiled and linked (executable) Licensed Software in accordance with an escrow agreement in the form attached as Schedule L and shall cause Carrier to be included within its terms and conditions as a Licensee.

       Administrator shall place the source computer code (i) for the latest version of each Program within thirty (30) days of Releases 1, 2 and 3 specified on Schedule B to implement policies on Administrator's administrative systems; (H) for all subsequent versions of the source computer code within thirty (30) days of release, (iii) instructions for compiling, linking, loading, and creating an executable version from the source code; (iv) a list of the software tools used to create an executable version; and (v) documentation on how to run and operate the executable, Licensed Software in a production environment; with an appropriate escrow agent and will cause such agent to notify Carrier in writing upon receipt of such source computer code.

       Administrator shall choose the escrow agent and assume all costs, including but not limited to any registration, set-up or deposit fees associated with escrow charges.

       The parties agree that Administrator's failure to place the source computer code with the escrow agent as required herein shall constitute a material breach of this Agreement, and in such event, Carrier shall have the right to obtain the most recent source code deposit and all items described above from the escrow agent without charge.

       In the event of either (a) the termination of Administrator's services pursuant to Sections 10.b or 11.b; or (b) the failure of Administrator to achieve the disaster recovery service level specified in Schedule M, Carrier shall, without charge, receive its copy of all items described above from the escrow agent within fifteen (15) days.

16.    DATA SECURITY, BACKUP AND RECOVERY

       Administrator shall provide data security, backup and recovery in accordance with Schedule M.

       In the event Administrator fads to achieve the disaster recovery service level, specified in Schedule M Administrator shall pay to Carrier as liquidated damages, and not as a penalty, five thousand dollars ($5000.00) per day for each day the service level is not met during a thirty day period beginning on the day immediately following the day a disaster recovery service level specified in Schedule M is not met.

       Liquidated damages, as specified above, shall continue to accrue during the thirty day period specified until Administrator resumes one hundred percent (100%) of its operational


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

       obligations at its usual place of business or any backup data center. In the event Administrator is unable to resume one hundred percent (100%) of its operational obligations during the thirty day period specified, Carrier may elect to terminate the Agreement pursuant to section 11.b. Administrator grants to Carrier a non-exclusive license to use the Licensed Software during any period when Carrier utilizes in-house operations as a result of Administrator's failure to achieve disaster recovery service levels.

       In the event Administrator fails to achieve the disaster recovery service level described in Schedule M (without regard to the thirty day period specified above), Carrier shall have the right to obtain a release of the Licensed Software and all items deposited in escrow pursuant to section
       15. If the most current version is not released to Carrier, Administrator shall pay to Carrier as liquidated damages, and not as a penalty, $5,000 per day for each day that Carrier is not in receipt of the most current version, and Administrator shall use best efforts, at its own expense, to assist Carrier in updating the source code.

17.    GENERAL PROVISIONS

       a. This Agreement shall be governed by and construed in all respects in accordance with laws of the State of Pennsylvania; provided, however, that Administrator shall comply with all applicable insurance administrator registration and licensing requirements and shall be responsible for obtaining any necessary administrator's license, certificate or registration.

       b. All disputes between the parties shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association to be conducted in Wilmington, Delaware, or some other mutually agreed upon location. In no event will Administrator attempt to resolve disputes via failure to perform services. In no event will either party attempt to resolve disputes via failure to pay amounts due the other; provided, however, that either party is authorized at any time either before or after termination of this Agreement to deduct from any payment due the other party, the entire amount of any funds owed by the other party.

       c.     All attached schedules are incorporated herein by reference.

       d. Administrator, at all times, shall be an independent contractor and the employees of Administrator shall in no event be considered employees of Carrier. No agency relationship between the parties, except as expressly provided herein, shall exist as a result of the execution of this Agreement or the performance of duties by the parties hereunder. Administrator shall have no authority to accept, settle or compromise claims or accept service of process on behalf of Carrier. All notices of claims, complaints, regulatory inquiries or suits on any policy received by Administrator shall be promptly transmitted to Carrier.


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

       e. Carrier, through its own representatives, from time to time after the Effective Date, may make such investigation of Administrator and such audit of its financial condition as it deems necessary or advisable to familiarize itself with Administrator. In furtherance thereto, Administrator agrees to provide Carrier with an annual financial statement and independent auditor's report prepared by a then Certified Public Accountant chosen by Administrator and shall not unreasonably withhold information from Carrier concerning Administrator's interim financial condition. Administrator agrees to permit Carrier and its authorized representatives to have full access to the premises and to all books and records of Administrator pertaining to the business contemplated in this Agreement during regular business hours and upon reasonable advance notice to Administrator. Carrier shall have the right to make copies of books and records and excerpts therefrom.

       f. This Agreement and any waiver, amendment or modification of any provision hereof shall be not binding upon either party until it is signed by an authorized officer of said party.

       g. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and lawful assigns.

       h. All rights, powers and privileges conferred shall be cumulative and shall not restrict those given by law. No failure of either party to exercise any power or right given to said parties hereunder, and no customs or practices of the parties in variance of the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

       i. Except as otherwise may be stipulated in this Agreement, Administrator and Carrier each agree to hold harmless the other against any and all claims, demands, causes of action, losses, costs and expenses, including without limitation all costs, expenses and reasonable attorney's fees (whether based upon tort, breach of this Agreement, failure to pay employee taxes or withholdings, failure to obtain workers' compensation insurance, or otherwise), including reasonable attorney's fees incurred in appealing an adverse judgment, for death or injury to person, damage to any property, or any proven direct damages, by whomsoever suffered, arising out of any act or omission or negligence on the part of the indemnifying party, its assigns, or their respective subcontractors, officers, directors, employees, or servants.

       j. The performance by Administrator and Carrier thereunder shall be subject to delays caused by an Act of God, war, riot, fire, explosion, accident, flood, sabotage, inability to obtain fuel or power, governmental laws, regulations or order, acts or inaction of the other party, or any other cause beyond the reasonable control of a party, or labor trouble, strike, lockout or injunction (whether or not such labor event is within the reasonable control of either party). In the event of any such delay, the times for performance as specified in Section 10.b and 11.b will be extended for an additional sixty (60) days, except as otherwise specified in Schedule M.

       k. Neither party may assign its rights, duties and liabilities pursuant to this Agreement to any third party (other than their respective subsidiaries or successors) without prior written consent of the other party, which consent shall not be unreasonably withheld.

       1. Neither party shall use the name, trade name, servicemarks, trademarks, trade dress or logo of the other in publicity releases, advertising or similar activities without the prior written consent of the other.

       m. If any word, phrase, clause or provision of this Agreement is deemed by any Court to be invalid, illegal or unenforceable, then notwithstanding such invalidity, illegality or unenforceability, the remainder of this Agreement shall nevertheless remain in full force and effect.

       n. This Agreement, taken together with supporting documents incorporated by reference herein, constitutes the entire Agreement between the parties with respect to the subject matter contained herein and may only be modified by an amendment executed in writing by both parties hereto. All prior written or oral communications, agreements, negotiations and understandings, except those relating to services provided prior to the Effective Date of this Agreement (per agreement dated 1/20/93), or specifically referenced herein, are specifically superseded hereby.

       o. Both parties agree to execute and deliver promptly any and all further documents which may be necessary or appropriate to fully and completely carry out the terms and intent of this Agreement.

       p. Notices provided for in this Agreement shall be in writing, addressed to the appropriate party at the respective address set forth below or to such other address as provided for by notice, and if sent by mail shall be certified, return receipt requested.

              Administrator:                    Carrier:
              Andesa TPA, Inc.                  Aetna Life Insurance and
              1605 N. Cedar Crest Boulevard       Annuity Company
              Suite 502                         151 Farmington Avenue
              Allentown, PA  18104              Hartford, CT  06156
                                                Attention:  Stanley E. Brallier,
                                                  YF9F
                                                Assistant Vice President

       q. Each of the undersigned persons represents that he has the authority to execute this Agreement on behalf of the party for which he signs.


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

IN WITNESS WHEREOF the parties have hereto by their duly authorized representatives executed this Agreement as of the Effective Date.

Andesa TPA, Inc.                 Aetna Life Insurance and Annuity Company


By:    /s/David R. Bridges                      By:    /s/Stanley E. Brallier
       ------------------------                        ------------------------

Name:  David R. Bridges                                Stanley E. Brallier
Title: Executive Vice President                        Assistant Vice President

Date:  2/3/95                                    Date: 2/14/95
       ------------------------                        ------------------------


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

                 SCHEDULE A - POLICY RIDER AND APPLICATION FORMS


                Description                                        Form No.
                -----------                                        --------
UL Form
-------
Flexible Premium Adjustable Life Insurance Policy             70160-92 US Series
Flexible Premium Adjustable Life Insurance Policy             70162-92 US Series

VUL Forms
---------
Flexible Premium Variable Universal Life Insurance Policy     70180-93 US Series
Flexible Premium Variable Universal Life Insurance Policy     70182-93 US Series

Term Insurance Rider-UL                                       70161-92 US Series
Term Insurance Rider - VUL                                    70181-94 US Series
Simplified Application and                                    70158-93 US Series
  Supplemental Application                                    70159-93 US Series
Enrollment Form                                               To Be Determined
                                                              By Carrier

       Form Number "Series" includes endorsement, amendments, and state by state variations.


Date:  2/3/95
       -----------------------

Administrator                          Carrier

By:    /s/DRB                          By:  /s/ SEB
       -----------------------              -------------------------


                                    A-1 of 1

                   SCHEDULE B - SCHEDULE OF DEVELOPMENT TASKS


The support level in all releases must include administrative support for each variable funding option under VUL.

I. Release 1: Using Carrier's existing System Test environment and a schedule mutually agreed upon by the Carrier and Administrator, test events and processing specified by Carrier. As a minimum, Carrier will provide all specifications required for implementation and the following support will be tested against Licensed Software and Administrator's procedures and available in a production environment *

       1. Issue support, including Carrier's guaranteed standard issue, underwritten, and combinations thereof for both cash value accumulation test and guideline premium test VUL Policies, for:

          a.    base coverage (i.e., Policy form only),
          b.    term rider coverage,
          c.    Policies with table (substandard) ratings,
          d.    Policies with flat extras (aviation and avocation), and
          e.    Policies that are exchanged, converted, or replaced.

       2. Accounting and commission support (including reversal processing) for:

          a.    month anniversary processing,
          b.    initial premium payments,
          c.    "dump-ins" of premium,
          d.    "rollovers" of premium,
          e. payments up to and in excess of commissionable basic premium ("CBP"),
          f.    premium load refund for use in cash value calculations,
          g.    VUL fund transfers, and
          h.    VUL fund allocation changes.

       3. Integration with the Carrier's daily fund valuation process.

II. Release 2: Using Carrier's existing System Test environment and a schedule mutually agreed upon by the Carrier and Administrator, test events and processing specified by Carrier. As a minimum, Carrier will provide all specifications required for implementation and the following support will be tested against Licensed Software and Administrator's procedures and available in a production environment *.


                                    B-1 of 3

       1. Support to change:

          a.    Servicing Agent,
          b.    CBP, and
          c.    Data on groups, by Producer.

       2. Support for:

          a.    increases and decreases in Specified Amounts,
          b.    policy loans,
          c.    surrenders (partial and full),
          d.    processing premium load refunds (VUL),
          e.    cancellations, including cancellation by exercise of "free look"
                rights, and
          f     lapses.

III. Release 3: Using Carrier's existing System Test environment and a schedule mutually agreed upon by the Carrier and Administrator, test events and processing specified by Carrier. As a minimum, Carrier will provide all specifications required for implementation and the following support will be tested against Licensed Software and Administrator's procedures and available in a production environment *.

       Support for:

       a.    death claims,
       b.    death claims with policy loans,
       c.    commission recall,
       d.    premium load refund (VUL),
       e.    death benefit option changes,
       f     coverage beyond maturity,
       g.    preferred policy loans, and
       h.    reinstatements.

IV.    Disaster Recovery Plan in Place.

       [Basic requirements to be inserted subject to Carrier's approval.]

       * Administrator shall immediately consult with Carrier in the event any specification is deemed by Administrator to be inaccurate or incomplete. Administrator and Carrier shall thereafter negotiate appropriate modifications to the specifications and appropriate revisions to previously agreed upon completion dates. Carrier shall have the right to elect any negotiated options.


                                    B-2 of 3

Should the re-implementation of any specification elected by Carrier due to a revision of a specification, Administrator shall be compensated by Carrier for the additional resources required.

If, in Carrier's sole discretion, the Policies or Interfaces do not pass acceptance tests and Administrator is unable, within thirty (30) days of written notice from Carrier of such failure, to correct any and all deficiencies, Carrier shall thereupon have the right to terminate this Agreement and/or the Schedule. Upon such termination, Carrier shall have no obligation to the Administrator to pay for ongoing services defined in Section 2.

Should Carrier accept the tests of Policies and Interfaces by forwarding a notice of acceptance (the "Acceptance Notice") to the Administrator, Carrier will then be obligated to pay as provided in this Agreement.



Date:  2/3/95
       -----------------------

Administrator                         Carrier

By:    /s/DRB                         By:  /s/ SEB
       -----------------------             ------------------------


                                    B-3 of 3

               SCHEDULE C - POLICY VALUES (Monthly by Individual)

Group Number                                   Smoking Status
Policy Number                                  Premium Class
Plan Code/Sub Plan                             Policy Owner Name/Address
Company Code                                   Rating Codes
State Code                                     Beneficiary Information
Policy Status                                  Division Affiliation
Issue Date
Date of Termination
Insured's Name
Social Security Number
Issue Age
Sex
Maturity Date

Coverage Information - Term Rider
   Number of Increases                         Underwriting Class - Increases
   Issue Dates                                 Number of Decreases
   Face Amount -Increases                      Decrease Dates
   Face Amount - Decreases                     Premium Class - Increases
   Substandard Rating - Increases

Cash Value Information
   Cash Value (by component)                   Cost of Insurance (by component)
   Surrender Charges                           Interest Credited (by component)
   Paid Premiums (first/renewal)               Partial Surrenders
   Expense Charges (first/renewal)

Death Benefit Information
   Death Benefit Option
   Premium Accumulation Rate
   Accumulated Premiums
   Death Benefit

Premium Information
   Flat Extra Gross Premium & Period
   Planned Annual Gross Premium
   Premium Mode

   Target Premium
     For VUL:  include T80 and T100 Premium
   Basic Monthly Premium
   Excess of Target (first year/renewal)


                                    C-1 of 2

            SCHEDULE C - POLICY VALUES (Monthly/Daily by Individual)


Coverage Information - Base (Monthly)
   Number of Increases                         Premium Class - Increases
   Number of Decreases                         Underwriting Class - Increases
   Issue Dates                                 Target Premium - Increases
   Decrease Dates                              Target Premium - Decreases
   Face Amount - Increases                     Substandard Rating - Increases
   Face Amount - Decreases

Policy Loan Information (Monthly)
   Loan Interest Rate
   Loan Interest (Accrued)
   Loan Value (by component)

Agent Information (Monthly)
   Issue Agency
   Agent Code
   Agent's Share of Commission

Reinsurance Information (Monthly)
   Type
   Company Code
   Reinsurer Code
   Reinsurance Retention Percent
   Percentage of COI Charges Reinsured
   Percentage of Coverage Reinsured

VUL Fund Information (Daily)
   Fund Unit Value (To be Provided by Carrier)
   Units Bought, Sold, Transferred or Surrendered (By Funding Option)
   Value


Date:  2/3/95
       -----------------------


Administrator                         Carrier

By:    /s/DRB                         By:  /s/ SEB
       -----------------------             -------------------------


                                    D-1 of 1

              SCHEDULE D - REPORTS/DATA TO CARRIER (Monthly/Daily)

UL and VUL (1)                 File       Frequency     File Name
-------------                  ----       ---------     ---------
Accounting Interface           Data       Daily         F766S6.LIA.CSM.ACCTEXT.Y
Accounting Interface           Report     Daily         F766S6.LIA.CSM.ACCTRPTS.Y
Accounting Interface           Report     Monthly       F766S6.LIA.CSM.MTHACCT.Y
Policy Data Base Interface     Data       Monthly       F7VRS6.AND.POLICYDB
Policy Data Base Interface     Report     Monthly       F7VRS6.AND.MISREPTS
Compensation Interface         Data       Daily         F713S6.AND.J7VT603.AGTCOMP
Compensation Interface         Report     Daily         F713S6.AND.J7VT604.AGTCOMP
INDEX Interface                Data       Daily         F719S6.AND.INDEXCSM
Reinsurance Interface          Data       Monthly       F7VRS6.AND.REINSCOI
Carrier Input Transfer File    Data       Variable      F7VRS6.AND.CSM.INPUT

VUL Only (1)
------------
Unit Asset Value ("UV")        Data       Daily         ANDUVINP.CSV
  File
UV History File Update         Report     Daily
  Report
Administration Reports         Report     Daily
Administration Report          Data       Daily         ANDCONTR.CSV
  File

(1) The format for transmission of all data and reports shall be substantially similar to that detailed in the Aetna/Andesa Interface Specifications Manual furnished by Carrier to Administrator, unless otherwise agreed by Carrier.


Date:  2/3/95
       -----------------------



Administrator                         Carrier

By:    /s/DRB                         By:  /s/ SEB
       -----------------------             -------------------------


                                    D-2 of 1

SCHEDULE E - REPORTS TO SERVICING AGENT Monthly by Insured and in Total) All Reports shall list the name of the Case (as defined in Schedule J), Case number, and reporting period.

Death Benefit Report

       Employee Name                         Initial Base Face Amount
       Policy Number                         Current Face Amount
       Issue Age                             Term Face Amount
       Policy Year/Date                      Gross Face Amount
       Year in Force                         Policy Debt
                                             Net Death Benefit

Cash Value Report

       Employee Name                         Current Accumulated Cash Value
       Policy Number                         Policy Debt
       Issue Age                             Surrender Charge
       Policy Year/Date                      Net Surrender Value
       Year in Force

Premium Report

       Employee Name                         Planned Premium
       Policy Number                         Premiums Paid From (Reporting
       Issue Age                             Period Date)
       Policy Year/Date                      Premiums Paid Since Issue
       Year in Force

Loans and Withdrawals Report

       Employee Name                         Policy Debt
       Policy Number                         Total Available Loan
       Issue Age                             Withdrawals From
       Policy Year/Date                      Total Withdrawals
       Year in Force                         Premiums Paid Since Issue


                                    E-1 of 2

Investment Allocation Report

       Employee Name                         Assets by Fund
       Policy Number                         Total assets by policy
       Issue Age                             Total by fund
       Policy Year/Date
       Year in force

Cash Reconciliation Report (Policy Level)

       Employee Name                         Pre-earnings Balance
       Policy Number                         Interest Earnings
       Prior Policy Month End Balance        Ending Balance
       Premium                               Surrender Penalty
       Premium Expense                       Premium Load Credit
       Policy Fee                            Cash Surrender Value
       Cost of Insurance                     Column Totals
       Withdrawals

Cash Flow Report (Case Level)

       TO BE DETERMINED

Additional Communications

       Premium and Lapse Notices
       Policy Pages
       Reinsurance Report
       Confirmations

Annual Report - Policy Level, Case Level, Division Level

       Insured Name                          Plan of Insurance
       Policy Number                         Rider Information
       Date of Issue                         Summary of Policy Values
       Owner                                 Summary of Transactions
       Serviced by                           Interest Rates

                          [Other Reports To Be Defined]


Date:  2/3/95
       -----------------------


Administrator                         Carrier

By:    /s/DRB                         By:  /s/ SEB
       -----------------------             -------------------------


                                    E-2 of 2

       SCHEDULE F - REPORTS TO EMPLOYER (Monthly by Insured and in Total)

All Reports shall list the name of the Case (as defined in Schedule J), Case number, and reporting period.

Death Benefit Report

       Employee Name                         Initial Base Face Amount
       Policy Number                         Current Face Amount
       Issue Age                             Term Face Amount
       Policy Year/Date                      Gross Face Amount
       Year in Force                         Policy Debt
                                             Net Death Benefit

Cash Value Report

       Employee Name                         Current Accumulated Cash Value
       Policy Number                         Policy Debt
       Issue Age                             Surrender Charge
       Policy Year/Date                      Net Surrender Value
       Year in Force

Premium Report

       Employee Name                         Planned Premium
       Policy Number                         Premiums Paid From (Reporting
       Issue Age                               Period Date)
       Policy Year/Date                      Premiums Paid Since Issue
       Year in Force

Loans and Withdrawals Report

       Employee Name                         Policy Debt
       Policy Number                         Total Available Loan
       Issue Age                             Withdrawals From
       Policy Year/Date                      Total Withdrawals
       Year in Force                         Premiums Paid Since Issue


                                    F-1 of 2

Investment Allocation Report

       Employee Name                         Assets by Fund
       Policy Number                         Total assets by policy
       Issue Age                             Total by fund
       Policy Year/Date
       Year in force

Cash Reconciliation Report (Policy Level)

       Employee Name                         Pre-earnings Balance
       Policy Number                         Interest Earnings
       Prior Policy Month End Balance        Ending Balance
       Premium                               Surrender Penalty
       Premium Expense                       Premium Load Credit
       Policy Fee                            Cash Surrender Value
       Cost of Insurance                     Column Totals
       Withdrawals

Cash Flow Report (Case Level)

       TO BE DETERMINED

Additional Communications

       Premium and Lapse Notices
       Policy Pages
       Reinsurance Report
       Confirmations

Annual Report - Policy Level, Case Level, Division Level

       Insured Name                          Plan of Insurance
       Policy Number                         Rider Information
       Date of Issue                         Summary of Policy Values
       Owner                                 Summary of Transactions
       Serviced by                           Interest Rates


Date:  2/3/95
       -----------------------


Administrator                         Carrier


By:    /s/DRB                         By:  /s/ SEB
       -----------------------             -------------------------


                                    F-2 of 2

                 SCHEDULE G - DATA PROCESSING RECORDS MAINTAINED

The following data records will be maintained indefinitely in machine readable format.

                    Data Pertaining to All Insureds (Monthly)

Earnings Rate(s)-Unborrowed Cash Value       Earnings Rate - Borrowed Cash Value
Premium Expense Rate                         Per Capita Administrative Charge
Loan Interest Rate                           Target Premium Load Rates
Cost of Insurance Tables

 Data Maintained Separately for Each Insured (At Issue and Upon Change in Data)

       Birthdate                                    Name
       Sex                                          Social Security Number
       Issue Date                                   Policy Number
       Policy Owner Name/Address

              Data Maintained Separately for Each Insured (Monthly)

State Residence Code                         Aetna Region Code
Division Affiliation                         Health Status
Cash Value Balance                           Cash Value Partial Surrenders
  (new and old money)                        Cash Value Earnings - Unborrowed
Cash Value Earnings - Borrowed                 (new and old money)
Cash Value Withdrawal                        Deposits to Unborrowed Cash Value
Premium Allocation                           Loan Balance
Premiums Paid                                Loan Interest - Non-Deductible
Loan Interest - Deductible                   Monthly Fee
Loan Repayments                              Death Benefit (base and term)
Cost of Insurance                            Attained Age
Premium Expense Charge                       Smoking Status
Premium Allocation                           Policy Status
Premium Class                                Commissionable Premium Components
Billing Frequency
Rating Codes
Commission Agent/Agency Data

Date:  2/3/95
       -----------------------

Administrator                          Carrier


By:    /s/DRB                          By:  /s/ SEB
       -----------------------              -------------------------


                                    G-1 of 1

              SCHEDULE G-1 - PROHIBITED AND RESTRICTED ARRANGEMENTS

While the Agreement is in force, and unless Carrier expressly agrees otherwise in writing, Administrator agrees to comply with the following restrictions on its activities:

No common employees

Administrator shall have no common employees with an insurance agency or insurance broker.

No control

Administrator shall not be subject to control in connection with any service performed under this Agreement, whether by means of partnership, joint venture or otherwise, by an insurance agency or insurance broker.

No common telephone lines

Administrator shall have its own telephone lines to perform its work and shall have its telephones answered in its own name, and not in the name of any insurance agency or insurance broker, nor by employees of any insurance agency or insurance broker.

No joint promotion

Administrator shall not commingle its promotional material with that of any insurance agency or insurance broker. "Promotional material" of Administrator shall include, but not be limited to its letters, brochures and other documents describing Administrator's services.

Signage

Administrator shall display signage on its premises, whether owned or leased, including common areas such as a lobby or building directory, which shall not disclose that Administrator is affiliated or associated with any insurance agency or insurance broker. Administrator shall cause signage to be erected or displayed on the entrance to its office and from all common areas and in all building directories, naming Administrator. The provisions of this paragraph shall not apply, however, to the extent that any leasor not affiliated with Administrator reasonably imposes restrictions on signage pursuant to the terms of a then current lease with Administrator.

Disclosure

The terms of this Schedule G-1 may be disclosed by Carrier to any of its existing or prospective insurance producers, general agents or insurance brokers.

Date:   2/3/95
        -----------------------

Administrator                             Carrier

By:     /s/DRB                            By:  /s/ SEB
        -----------------------                -------------------------


                                  G-1, 1 of 1

                      SCHEDULE H - STANDARDS OF PERFORMANCE

1. Policy Issue. Administrator shall use best efforts to issue each Policy as required by Section 2.a of the Agreement within two days following receipt by the Administrator of issue instructions and accurate related data in machine readable format from Carrier. Administrator shall promptly notify Carrier in the event Administrator becomes aware of a delay for any reason.

2. Claim Notification. Administrator shall transmit to Carrier written notice of all claims Administrator has received, whether in writing or orally, within one business day of receipt of such notice by Administrator. Administrator shall time stamp each written claim notification it has received, and shall maintain a written record in a log or otherwise the time that each oral claim is received.

3.     Variable Processing and Reporting.

       a. Confirmations. Administrator shall prepare a written confirmation of each transaction in compliance with applicable law in a form satisfactory to Carrier. Administrator shall transmit confirmations within one business day after each transaction to Policy Owner or his designee, to Servicing Agent if so designated by Carrier, and if elected by Carrier, to Carrier.

       b. Daily Valuation Processing. Each day, Administrator shall compute the then current value for each funding option of a Policy affected by one or more Policy transactions for that day. "Policy transactions" for these purposes shall include, but not be limited to, premium payments, funding option transfers, partial or full surrenders, or Policy loan disbursements which affect the total number of units or the Unit Asset Value ("UV") of any variable funding option under a Policy. Administrator shall make such computations and transmit same to Carrier by Interface no later than midnight on each day the New York Stock Exchange is open for business or as otherwise specified in the prospectus of each VUL.

       c. Processing Schedules.

          i. Monthly Processing. Administrator shall transmit to Carrier all monthly reports required by Schedule D, in computer readable form no later than midnight on the last day of the month covered by the report, and maintain capability to provide same in hard copy.

          ii. Daily Processing. Administrator shall transmit to Carrier all daily reports required by Schedule D, in computer readable form no later than midnight of the day covered by the report, and maintain capability to provide same in hard copy.

          iii. Routine Processing. Administrator shall calculate and deduct the cost of insurance ("COI") and all monthly policy fees on the first day of each policy month for all policies.


                                    H-1 of 3

          iv. Acceleration of Schedule. Administrator shall use best efforts to accelerate monthly and daily processing at the request of Carrier.

       d. Corrective Measures. Administrator shall provide Carrier with one or more designated contacts who shall be available on a 24 hour basis to resolve problems of an emergency nature involving the transmission of data to Carrier, or the processing of reports. Such instances are expected to occur infrequently, and Carrier and Administrator will take all reasonable actions to limit their occurrence.

       e. Correction of Unit Asset Value Errors. Administrator, at its own expense, shall correct each UV and each VUL Policy value within one business day of the time when it became aware of an error in the UV or the number of units of any VUL Policy provided, however, that Carrier shall be responsible for the expense of correction of any UV or VUL Policy value due to the transmission of incorrect data by Carrier.

4.     Communications with Carrier and with Policy Owners.

       a. Material Issues. Administrator shall provide prompt notification to Carrier in writing of all "material issues" affecting each Policy and VUL. Prompt notification shall mean written notification within 48 hours of the time Administrator became aware or received notice of any material issue. "Material issues" shall mean any material fact or circumstance concerning a Policy Owner, a Policy, the UV, any report or confirmation or the transmission of any report or confirmation, including, but not limited to: policy surrenders, processing problems, and vacation schedules of the Administrator's personnel.

       b. Confirmations. Administrator shall promptly notify Carrier in writing of all transactions placed by Producers with respect to any Policy.

       c. Planned Premium Payment Notice. Administrator shall transmit to the Policy owner or his designee a complete and correct planned premium notice thirty-five days before the planned premium due date. In the event such thirty-fifth day is not a business day, Administrator shall send such notice on the immediately following business day.

       d. Unpaid Bills. Administrator shall notify Carrier in writing of all unpaid bills, including unpaid planned premiums due with respect to Policies, within 15 days after the date on which such payment is due.

       e. "Lapse Pending" Notice. Administrator shall send a "Lapse Pending" Notice, in a form approved by Carrier in writing, to each Policy owner (with copies to Producer and Carrier) no later than two business days following the monthly deduction day of a Policy that coincides with the start of the 61-day grace period with respect to each Policy that has entered such grace period.


                                    H-2 of 3

       f. Lapse Notice. Administrator shall send a "Lapse Notice", in a form approved by Carrier in writing to each Policy owner (with copies to Producer and Carrier) on the twenty-sixth day of each grace period under such Policy, unless otherwise instructed by Carrier. In the event the twenty-sixth day is not a business day, Administrator shall send such notice on the immediately following business day.

5. Standards of Performance Report. Administrator shall provide Carrier with a report within five days following the end of each month that the Agreement is in effect, in format acceptable to Carrier, that describes Administrator's adherence to the standards set forth in this Schedule H during such month.


Date:   2/3/95
        -----------------------


Administrator                              Carrier

By:     /s/DRB                             By:  /s/ SEB
        ------------------------                -------------------------


                                    H-3 of 3

                 SCHEDULE I - SERVICE FEES FOR DEVELOPMENT TASKS

Administrator will maintain a record of hours of services performed and provide Carrier with a monthly invoice to describe hours of service during the immediately preceding month. Such hours will be converted to service fees according to the rate schedule outlined below. All invoices will be prepared to describe the services provided, and by whom, during the period. Such fees are due within thirty (30) calendar days of billing. Overdue bills shall be payable in the amount billed plus 1.5% for each month or partial month overdue.

For the implementation of initial UL insurance products, Administrator will advise Carrier if sum total service fees are expected to exceed $100,000 and will not proceed without additional approval of tasks by Carrier. In no event will the sum total fees for UL exceed $150,000.

For implementation of the VUL products, Administrator will advise Carrier if total service fees are expected to exceed $50,000 and will not proceed without additional approval of tasks by Carrier. In no event will the sum total service fees for VUL exceed $75,000.

HOURLY PATE SCHEDULE:

Rate Class                     1994 Rate               1995 Rate

Principal                        $215                    $215
    Kim Bohling
    John Walker
    David Bridges               DRB SEB               (no charge)

Sr. Professional                 $150                    $150
    William Smith
    David March
    James Caskie                DRB SEB               (no charge)
    Dan Desfosses
    Linda Ellison
    David Harland

Professional                     $100                    $100
    Margaret May
    Alex Linderman

Support All Other                 $60                     $60

Service Fees are subject to change by Administrator on each January 1 while the Agreement is in force; provided that: (a) sixty day advance notice is provided to Carrier; and (b) any new Service Fees are no greater than those charged by Administrator to its most favored customers.

Date:   2/3/95
        -----------------------

Administrator                            Carrier

By:     /s/DRB                           By:  /s/ SEB
        -----------------------               -------------------------


                                    I-1 of 1

                    SCHEDULE J - ONGOING ADMINISTRATIVE FEES

On going administrative fees will be calculated and billed monthly by Administrator. Fees are due within 30 calendar days of billing. Overdue bills shall be payable in the amount billed plus 1.5% for each month or partial month overdue.

All invoices will reference the Carrier's purchase order which Carrier shall supply and be addressed as follows:

         Aetna Life Insurance and Annuity Company
         151 Farmington Avenue
         Hartford, CT 06156
         Attention:  Stanley E. Brallier, Assistant Vice President, YF9F

Definitions

For purposes of this Schedule J:

"Case" means all Policies owned by an Employer (or issued or transferred to employees of an Employer) which share a common Policy form.

"CPI" means the U.S. Bureau of Labor Statistics consumer price index for all urban consumers - all items.

"Participant" means each in-force policy required for an individual insured.

Election of Billing Options

On or before the date the first Policy is issued in a Case, Carrier shall elect a Billing Option for that Case and notify Administrator accordingly. Carrier may also change (no more often than once every 12 months) the Billing Option for any Case upon thirty day prior notice to Administrator.

Billing Option I

While Billing Option I is in effect for a Case, Carrier shall be billed monthly for that Case as follows:

(i) $375.00 per Option I Case for the first ten Option I Cases; $250.00 per Option I Case for the next ten Option I Cases;
       $125.00 for all remaining Option I Cases; plus


                                    J-1 of 3

(ii) $3.00 per Option I Case Participant multiplied by the ratio of the CPI for October of the calendar year immediately preceding the start of the billing period divided by the CPI for October, 1992. The October, 1992 CPI will be adjusted as necessary to correspond to the same base year as the current billing year.

Option I Development Service Fee

If Billing Option I is in effect for a Case, Administrator shall waive any development tasks service fees described on Schedule I with respect to customized reports developed for that Case.

Billing Option II

If Billing Option II is in effect for a Case, direct communication between Administrator and Broker or Employer shall be limited to that required to perform standard transactions.

While Billing Option II is in effect for a Case, Carrier shall be billed monthly for that Case as follows:

       (i)   $50.00 per Option II Case, plus
       (ii)  $25.00 per Option II Case Participant.
       (iii) Cost of preparing any customized reports or performing any other non-standard services.

Monthly Product Fee

Following acceptance by Carrier of the tests of Policies and Interfaces described in Schedule B, Carrier shall be billed a monthly product fee ("Monthly Product Fee") of $1,250.00 per product (e.g. UL; VUL)

Incidental Claim Service Fee

The Administrators actual cost of obtaining death certificates, if so requested by Carrier, shall be billed monthly, but not in excess of Pension Benefits Information's (or an equivalent service) published rate for this service.

Total Monthly Administrative Fee

While this Agreement is in effect, the total monthly administrative fee is the sum of the applicable: (a) Billing Option I fees; (b) Billing Option II fees;
(c) Monthly Product Fee(s); and (d) Incidental Claim Service Fees. Case and Case Participant administrative fees are billed monthly from the date the Administrator issues the policy until the date coverage ceases.


                                    J-2 of 3

In the event of the termination of Administrator's services pursuant to Section 11.a. prior to the third anniversary of the execution of this Agreement, the monthly fee will be calculated and paid for all Cases and Participants active as of the termination date until the third anniversary of the execution of this Agreement at the Billing Option in effect at the time of cancellation.

Date:   2/3/95
        -----------------------

Administrator                            Carrier

By:     /s/DRB                           By:  /s/ SEB
        -----------------------               -------------------------


                                    J-3 of 3

                SCHEDULE K - EQUIPMENT AND SOFTWARE REQUIREMENTS
                                  TPA AGREEMENT

This schedule specifies the minimum software and hardware environment required to execute, without modification, the Andesa TPA software utilizing the master data files.

       Personal computer with:

              48 megabytes RAM

              500 megabytes of hard disk storage

              3.5 " and 5.25 " floppy drives

              DC-6150 1/4" cartridge tape drive

              Printer - HP Laser Jet III, IV or compatible

              SCO Unix version 3.2 or later

All applications software is written in Pascal with the exception of several low level C routines. The Unix C shell operating system environment is required.



Date:   2/3/95
        -----------------------

Administrator                          Carrier

By:     /s/DRB                         By:  /s/ SEB
        -----------------------             -------------------------


                                    K-1 of 1

                    SCHEDULE L - TECHNOLOGY ESCROW AGREEMENT
                                [TO BE INSERTED]

                      Account Number 0114010-30004-0105002
                                     ---------------------


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                           TECHNOLOGY ESCROW AGREEMENT

                      Account Number 0114010-30004-0105002
                                     ---------------------

This Technology Escrow Agreement ("Agreement") is effective this 1st day of March, 1994, by and between Data Securities international, Inc., its successors and assigns ("Escrow Agent"), a Delaware corporation, Andesa TPA, Inc., its successors and assigns ("Licensor"), a Pennsylvania corporation, and Aetna Life Insurance and Annuity Company, its successors and assigns ("Licensee"), a Connecticut corporation.

Notices to Licensor, Licensee and Escrow Agent should be sent to the parties as identified in the attached Exhibit A.

WHEREAS, Licensor has or will enter into a contract with the Licensee for the use of proprietary technology and other materials of Licensor;

WHEREAS, availability of or access to certain proprietary data related to the proprietary technology and other materials is critical to Licensee in the conduct of its business;

WHEREAS, Licensor has deposited or will deposit with Escrow Agent the related proprietary data to provide for retention and controlled access for Licensee under the conditions specified below;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. Licensor Deposit Account. Following the execution of this Agreement and the payment of the set-up and deposit fees to Escrow Agent, Escrow Agent shall open a Deposit Account for Licensor. The opening of the account means (a) that Escrow Agent shall establish an account ledger in the name of the Licensor and (b) that Licensor shall receive the notice of time for renewal as provided in Section 7. Unless and until Licensor makes an Initial Deposit with Escrow Agent, Escrow Agent shall have no obligation to Licensor except as defined by this Section.

2. Initial Deposit. The Initial Deposit will consist of all material initially supplied by Licensor to Escrow Agent as specified by an accompanying document called a "Description of Deposit Materials" hereinafter referred to as an Exhibit B. Escrow Agent shall issue to Licensor and Licensee a copy of the Exhibit B within ten (10) days of acceptance by Escrow Agent of the Initial Deposit.


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3.     Deposit Changes.  Unless otherwise provided by this Agreement Addenda or
       Exhibits, the Licensor has the obligation to keep the Deposit updated with supplemental or replacement materials.

              a. Supplemental Deposit. This Supplemental Deposit will include any materials added to the Deposit. Licensor will submit the Supplemental Deposit accompanied by an Exhibit B. Within ten
                    (10) days of acceptance by Escrow Agent of such Supplemental Deposit, Escrow Agent shall notify Licensor and Licensee by issuing a copy of the Exhibit B.

              b. Replacement Deposit. Replacement materials replace the existing Deposit defined by an Exhibit B or all Exhibit B's. Portions of an Exhibit B Deposit may not be replaced. Licensor will submit the Replacement materials accompanied by an Exhibit B. Within ten (10) days of acceptance by Escrow Agent of such Replacement materials, Escrow Agent shall notify Licensor and Licensee by issuing a copy of the Exhibit B. Escrow Agent will destroy or return to Licensor all materials that are replaced by the Replacement Materials.

4. Deposit Inspection. Upon the receipt of the initial Deposit and any Deposit Changes, Escrow Agent will visually match the listed items on the Exhibit B to the labeling of such materials received. Escrow Agent shall not be responsible for verifying the contents or validating the accuracy of Licenser's labeling. Acceptance of the Deposit will occur only when Escrow Agent concludes that the Deposit Inspection is complete.

5. Licensee Registration Account. Following the execution of this Agreement and the payment of the registration fee to Escrow Agent, Escrow Agent shall open a Registration Account for Licensee. The opening of the Registration account means (a) that Escrow Agent shall establish an account ledger in the name of the Licensee and (b) that Licensee shall receive the notice of time for renewal as provided in Section 7. Unless and until Licensor makes an Initial Deposit of Materials with Escrow Agent, Escrow Agent shall have no obligation to Licensee except as defined by this section.

6. Deposit Obligations of Confidentiality. Escrow Agent agrees to establish a receptacle in which it shall place the Deposit and shall put the receptacle under the control of one or more of its officers, selected by Escrow Agent, whose identity shall be available to Licensor at all times. Escrow Agent shall exercise a professional level of care in carrying out the terms of this Agreement.

       Escrow Agent acknowledges Licensor's assertion that the Deposit shall contain proprietary data of Licensor and that Escrow Agent has an obligation to preserve and protect that confidentiality.


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7.     Term of Agreement. This Agreement will have an initial term of one year, commencing on the effective date of this Agreement. This Agreement may be renewed for additional one-year periods upon receipt by Escrow Agent of the specified renewal fees. In the event that the renewal fees are not received within thirty (30) days before the expiration date, Escrow Agent shall so notify Licensor and Licensee of the thirty (30) day expiration period. If the renewal fees are not received within the subsequent thirty
       (30) days, this Agreement will expire without further notice and without liability of Escrow Agent to the parties of this Agreement. Licensee has the right to pay renewal fees and other related fees.

8. Expiry. Upon non-renewal or other termination of this Agreement, all duties and obligations of Escrow Agent co Licensor and Licensee will terminate. If Licensor requests the return of the Deposit, Escrow Agent shall return the Deposit to Licensor only after all outstanding invoices and the deposit return fees are paid. If the fee(s) are not received by the anniversary date of this Agreement Escrow Agent shall, at it's option, destroy or return the Deposit to Licensor.

9. Release of Deposit to Licensee. Upon Licensee's written instruction, Escrow Agent will:

       a. Release Deposit to Licensee; and

       b. Notify by certified mail within five (5) working days of release that release has been made.

10. Indemnification. Licensor and Licensee agree to defend and indemnify Escrow Agent and hold Escrow Agent harmless from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including. without limitation settlement costs) incurred by Escrow Agent as a result of performance of this Agreement except in the event of a judgment which specified that Escrow Agent acted with gross negligence or willful misconduct.

11. Audit Rights. Escrow Agent agrees to keep records of the activities undertaken and materials prepared pursuant to this Agreement. Licensor and Licensee will be entitled at reasonable times, during normal business hours and upon reasonable notice to Escrow Agent, during the term of this Agreement to inspect the records of Escrow Agent with respect to this Agreement.

       Licensor or Licensee will be entitled, upon reasonable notice to Escrow Agent and during normal business hours, at the facilities designated by Escrow Agent, accompanied by a designated employee of Escrow Agent, to inspect the pbysical status and condition of the Deposit. The Deposit may not be changed by Licensor or Licensee during the audit.


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12.    Designated Representative. Licensor and Licensm agree to desigriate one individual each to receive notices from Escrow Agent and to act on behalf of Licensor and Licensee respectively with respect to the performance of their obligations as set forth in this Agreement and to notify Escrow Agent immediately, as stipulated in Exhibit A, in the event of any change from one Designated Representative to another.

13. General. Escrow Agent may act in reliance upon any written instruction, instrument, or signature believed to be genuine and may assume that any person giving any written notice, request, advice or instruction in connection with or relating to this Agreement has been duly authorized to do so. Escrow Agent is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

       This Agreement is to be governed by, and construed in accordance with the laws of the State of California.

       This Agreement, including the Exhibits and Addenda hereto constitutes the entire Agreement between the parties concerning the subject matter hereof, and will supersede all previous communications, representations, understandings, and agreements, either oral or written, between the parties.

       If any provision of this Agreement is held by any court to be invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force.

14. Fees. All service fees will be due in full at the time of the request for service. Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. For the purpose of annual renewal fees the effective date of this Agreement will be the anniversary date. Invoiced fees must be paid within sixty (60) days of receipt of invoice or Escrow Agent may terminate this Agreement. If payment is not timely received by Escrow Agent, Escrow Agent shall have the right to accrue and collect interest at the rate of 1 and 1/2% per month (18% per annum) from the date of invoice for all late payments.


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All service fees and annual renewal fees will be those specified in Escrow
Agent's Schedule of Fees in effect at the time of renewal, or request for service, except as otherwise agreed. For any increase in Escrow Agent's standard fees, Escrow Agent shall notify Licensor and Licensee at least ninety (90) days prior to any renewal of this Agreement. For any service not listed on the Schedule of Fees, Escrow Agent shall provide a quote prior to rendering such service.

Date:  3/1/94                       Date:  2/17/94                     Date: 3/3/94
       ------------------------            -----------------------           ------------------------
Andesa TPA, Inc.                    Aetna Life Insurance and           Data Securities Int'l, Inc.
                                    Annuity Co.

By:    /s/Kimberly Bohling          By:    /s/Stanley E. Brallier      By:   /s/  Kirk Sanella
       ------------------------            -----------------------           ------------------------
Kimberly Bohling                    Stanley E. Brallier
Vice President                      Vice President


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                                                                       EXHIBIT A

                      Account Number 0114010-30004-0105002
                                     ---------------------

                    Designated Representatives and Locations

Notices to Licensor should be sent to:

       Licensor:                            Andesa TPA, Inc.
                                            1621 North Cedar Crest Boulevard
                                            Suite 102
                                            Allenstown, Pennsylvania 18104
       Designated
       Representative:                      William Smith
                                            Manager, Systems
                                            215-821-8980

Notices to Licensee should be sent to:

       Licensee:
       Address:

       Designated
       Representative:

       Phone:

All notices to change the designated representative and or the name, address or telephone number from Licensee or Licensor must be signed by an officer of Licensee or Licensor as the case may be.

All contracts, deposit materials and notices to Escrow Agent should be sent to:

                          Data Securities International, Inc.
                          Attn:  Contract Administration
                          6165 Greenwich Drive, Suite 220
                          San Diego, CA  92122
                          619-457-5199

Date:

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                 SCHEDULE M - DATA SECURITY, BACKUP AND RECOVERY

Administrator agrees to maintain software and data for the purpose of daily backup and recovery as follows:

Software:

Backup copies of executables, source code and compilers will be stored in a heat resistant safe on site.

Backup copies of executables and source code will be stored off-site in a bank vault located at least one mile from Administrator's office.

Data:

       Original census data will be stored permanently in a bank vault.

       All current and historical processing data is maintained on magnetic media, stored as follows.

       Current month: On site in heat resistant safe
       First previous month: Off site in bank vault
       Second previous month: On site in heat-resistant safe
       Third previous month: On site in heat-resistant safe

Editing input log for current month stored in bank vault

All Employer and Servicing Agent reports are maintained as follows:

Copy to Carrier
Copy on site in heat-resistant safe

Disaster Recovery Requirements:

In the event Administrator is unable to provide the Ongoing Services specified in the Agreement for any reason, including but not limited to physical damage to equipment or facilities at its regular place of business or any back-up data center, or any other malfunction in equipment, telecommunications links and devices or software, Administrator shall restore 100% capability to process VUL UL values within twenty-four (24) hours of the point of failure; 75% of capability for other services and reports on the formats specified herein with seventy-two (72) hours of the point of failure; and to 100% capability for all other services and reports in the formats specified herein, within five (5) days of the point of failure.


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Administrator shall maintain the capability for full and complete test of its disaster recovery plan, as may be requested by Carrier on an annual basis while the Agreement is in effect. In the event of such request, Administrator shall provide Carrier with written confirmation of its test results. Administrator's failure to provide test results that, are satisfactory and in accordance with reasonable commercial standards, shall constitute a failure to follow Standards of Performance for purposes of section 11.b of the Agreement.


Date:  2/3/95
       -----------------------

Administrator                           Carrier

By:    /s/DRB                           By:  /s/ SEB
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